Exhibit 21.1

HUGHES COMMUNICATIONS, INC.

SUBSIDIARIES

The following table sets forth our subsidiaries as of December 31, 2010:

Company(1)	Place of Incorporation	Ownership Interest
Subsidiaries of Hughes Communications, Inc.:
Hughes Network Systems, LLC	Delaware	100%
Rare Medium, LLC	Delaware	100%
Hughes Systique Corporation	Delaware	45.23%
Subsidiaries of Hughes Network Systems, LLC:
HNS Finance Corp.	Delaware	100%
HNS License Sub, LLC	Delaware	100%
HNS Real Estate, LLC	Delaware	100%
HNS-India VSAT, Inc.	Delaware	100%
HNS-Shanghai, Inc.	Delaware	100%
Hughes Network Systems International Service Company	Delaware	100%
Advance Satellite Research, LLC	Delaware	100%
Helius, LLC	Utah	100%
Helius Acquisition, LLC	Utah	100%
Hughes Network Systems Australia Pty. Ltd.	Australia	100%
HNS Participações e Empreendimentos Ltda.	Brazil	100%
HNS Américas Comunicações Ltda.	Brazil	100%
Hughes Telecomunicações do Brasil Ltda.	Brazil	99.99%
Hughes Network Systems (Beijing) Co., Ltd.	China	100%
Hughes Network Systems Canada Limited	Canada	100%
Hughes Network Systems GmbH	Germany	100%
Hughes China Holdings Company Limited	Hong Kong	100%
Hughes UnifiedNet China Holding Company Ltd.	Hong Kong	45%
HughesNet China Co. Ltd.	China	100%
Hughes Communications India Limited ("HCIL")(2)	India	71.17%
Hughes Network Systems India Limited ("HNSI")	India	99.99%
HCIL Comtel Limited(3)	India	71.15%
P.T. Hughes Network Systems Indonesia	Indonesia	100%
Hughes Network Systems S.r.L.	Italy	100%
HNS Mauritius Ltd.	Mauritius	100%
HNS de México S.A. de C.V.	México	100%
Hughes Network Systems Europe Limited	United Kingdom	100%
Hughes Network Systems Limited	United Kingdom	100%
HNS License Sub Limited	United Kingdom	100%

(1)	Excludes certain inactive subsidiaries which, in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2010.
(2)	Our ownership interest in HCIL is owned indirectly through (i) our wholly owned subsidiaries, HNS-India VSAT, Inc. and HNSI, which own 47.42% and 12.84%, respectively, of HCIL and (ii) Escorts Motors Limited, which owns 22.26% of HCIL and which we indirectly own 49%.
(3)	Our ownership interest in HCIL Comtel Limited is owned indirectly through our subsidiary, HCIL, which owns 99.98% of HCIL Comtel Limited.